Exhibit 4.2

EXECUTION COPY

SIXTH SUPPLEMENTAL INDENTURE

between

THE ALLSTATE CORPORATION,
as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,
(AS SUCCESSOR IN INTEREST TO STATE STREET BANK AND TRUST COMPANY),
as Trustee, Calculation Agent and Paying Agent

May 10, 2007

$500,000,000

SERIES B 6.125% FIXED-TO-FLOATING RATE JUNIOR SUBORDINATED DEBENTURES DUE 2067

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS

SECTION 1.1.	Definition of Terms	1

	ARTICLE II

	GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.	Designation, Principal Amount and Authorized Denominations	12
SECTION 2.2.	Repayment	13
SECTION 2.3.	Form	16
SECTION 2.4.	Rate of Interest; Interest Payment Date	16
SECTION 2.5.	Interest Deferral	17
SECTION 2.6.	Alternative Payment Mechanism	18
SECTION 2.7.	Events of Default	21
SECTION 2.8.	Securities Registrar; Paying Agent; Delegation of Trustee Duties	24
SECTION 2.9.	Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership	24
SECTION 2.10.	Location of Payment	24
SECTION 2.11.	No Sinking Fund	24
SECTION 2.12.	Defeasance	25

	ARTICLE III

	COVENANTS

SECTION 3.1.	Dividend and Other Payment Stoppages	25
SECTION 3.2.	Additional Limitation on Deferral Over One Year	26

	ARTICLE IV

	REDEMPTION OF THE DEBENTURES

SECTION 4.1.	Redemption Price	26

	ARTICLE V

	REPAYMENT OF DEBENTURES

SECTION 5.1.	Repayments	27
SECTION 5.2.	Selection of the Debentures to be Repaid	27
SECTION 5.3.	Notice of Repayment	27

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ii

SIXTH SUPPLEMENTAL INDENTURE, dated as of May 10, 2007 (the “Sixth Supplemental Indenture”), between The Allstate Corporation, a Delaware corporation (the “Company”), and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee (the “Trustee”), supplementing the Subordinated Indenture, dated as of November 25, 1996 (the “Base Indenture”), as amended by the Third Supplemental Indenture dated as of July 23, 1999 (the “Third Supplemental Indenture”), and as amended by the Fourth Supplemental Indenture dated as of June 12, 2000 (the “Fourth Supplemental Indenture”), between the Company and the Trustee.

RECITALS

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s unsecured subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Sixth Supplemental Indenture (collectively, the “Indenture”), the Company desires to provide for the establishment of a new series of its Securities to be known as its Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Debentures”), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Sixth Supplemental Indenture and all requirements necessary to make this Sixth Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Sixth Supplemental Indenture has been duly authorized in all respects:

NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.                        Definition of Terms.

Unless the context otherwise requires or unless otherwise set forth herein:

(a)           a term not defined herein that is defined in the Base Indenture has the same meaning when used in this Sixth Supplemental Indenture;

(b)           the definition of any term in this Sixth Supplemental Indenture that is also defined in the Base Indenture shall for the purposes of this Sixth Supplemental Indenture supersede the definition of such term in the Base Indenture, as previously supplemented;

(c)           a term defined anywhere in this Sixth Supplemental Indenture has the same meaning throughout;

(d)           the definition of a term in this Sixth Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Base Indenture, as previously supplemented, insofar as the use or effect of such term in the Base Indenture, as previously defined, is concerned;

(e)           the singular includes the plural and vice versa;

(f)            headings are for convenience of reference only and do not affect interpretation;

(g)           a reference to a Section or Article is to a Section or Article of this Sixth Supplemental Indenture;

(h)           any reference herein to “interest” shall include any Additional Interest (as defined below); and

(i)            the following terms have the meanings given to them in this Section 1.1(i):

“Additional Interest” means the interest, if any, that shall accrue, to the extent permitted by applicable law, on any interest on the Debentures the payment of which has not been made on the applicable Interest Payment Date.

“APM Period” means, with respect to any Deferral Period, the period commencing on the earlier of (i) the first Interest Payment Date following the commencement of such Deferral Period on which the Company pays any current interest on the Debentures (which the Company may do from any source of funds) or (ii) the fifth anniversary of the commencement of the Deferral Period, if on such date such Deferral Period has not ended, and ending on the next Interest Payment Date on which the Company shall have raised an amount of Eligible Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the Debentures.

“Applicable Spread” means, with respect to a redemption of the Debentures, 0.50% in the case of a Tax Event or a Rating Agency Event and 0.25% in all other cases.

“Bankruptcy Event” means any of the events set forth in Section 501(2) and (3) of the Base Indenture (as amended by Section 2.7(a)(i)).

“Base Indenture” has the meaning set forth in the Recitals hereto.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee, is closed for business, and, on or after May 15, 2017, a day which is not a London Banking Day.

“Business Combination” means any transaction that is subject to Section 801 of the Base Indenture.

“Calculation Agent” means, with respect to the Debentures, U.S. Bank National Association, or any other firm appointed by the Company, acting as calculation agent in respect of the Debentures.

“Capital Lease Obligation” of any Person means the obligation to pay rent or make other payments under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the balance sheet of such Person in accordance with generally accepted accounting principles.  The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Commercially Reasonable Efforts” to sell Qualifying Capital Securities means, commercially reasonable efforts to complete the offer and sale of Qualifying Capital Securities to Persons other than Subsidiaries in public offerings or private placements.  The Company shall not be considered to have made Commercially Reasonable Efforts to effect a sale of Qualifying Capital Securities if it determines not to pursue or complete such sale solely due to pricing, coupon, dividend rate or dilution considerations.

“Common Stock” means the Company’s common stock (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or the Company’s employee benefit plans, a security of the Company, ranking upon liquidation, dissolution or winding-up junior to Qualifying Preferred Stock and pari passu with the Company’s common stock, that tracks the performance of, or relates to the results of, a business, unit or division of the Company, and any securities issued in exchange therefore in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

“Common Equity Issuance Cap” has the meaning specified in Section 2.6(a)(ii).

“Company” has the meaning specified in the first paragraph of this Sixth Supplemental Indenture.

“Current Stock Market Price” means, with respect to the Company’s common stock on any date: (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange; or (ii) if the Company’s common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Company’s common stock is traded or quoted on the relevant date; or (iii) if the Company’s common stock is not listed on any U.S. securities exchange on the relevant date, the last quoted bid price for the Company’s common stock in the over-the-counter market on the relevant date as reported by the

National Quotation Bureau or similar organization; or (iv) if the Company’s common stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Company’s common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Debentures” has the meaning specified in the Recitals hereto.

“Deferral Period” means the period commencing on an Interest Payment Date with respect to which the Company elects to defer interest pursuant to Section 2.5 and ending on the earlier of: (i) the tenth anniversary of that Interest Payment Date; and (ii) the next Interest Payment Date on which the Company has paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) with respect to any subsequent period and all other accrued interest on the Debentures.

“Eligible Proceeds” means, for each relevant Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company has received during the 180-day period prior to such Interest Payment Date from the issuance or sale of Qualifying APM Securities (excluding sales of Qualifying Preferred Stock and Mandatorily Convertible Preferred Stock in excess of the Preferred Stock Issuance Cap) to persons that are not the Company’s Subsidiaries.

“Final Maturity Date” has the meaning specified in Section 2.2(b).

“Fourth Supplemental Indenture” has the meaning specified in the first paragraph of this instrument.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation as a liability on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an

Incurrence of such Indebtedness.

“Indenture” has the meaning specified in the Recitals hereto.

“Interest Payment Date” shall have the meaning specified in Section 2.4.

“Interest Period” means a Semi-Annual Interest Period or a Quarterly Interest Period, as the case may be.

“Junior Subordinated Payment” has the meaning specified in Section 7.2(a)(i).

“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Quarterly Interest Period.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Make-Whole Redemption Price” means the sum, as calculated by the Calculation Agent, of the present values of the remaining scheduled payments of principal (discounted from May 15, 2017) and interest that would have been payable to and including May 15, 2017 (discounted from their respective Interest Payment Dates) on the Debentures to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as determined and provided to the Calculation Agent by the Treasury Dealer) plus the Applicable Spread; plus accrued and unpaid interest, together with any Additional Interest, on the principal amount of the Debentures being redeemed to the Redemption Date.

“Mandatorily Convertible Preferred Stock” means Preferred Stock with (a) no prepayment obligation of the liquidation preference on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into the Company’s Common Stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the Preferred Stock.

“Market Disruption Event” means, with respect to the issuance or sale of Qualifying Capital Securities pursuant to Section 2.2 or Qualifying APM Securities pursuant to Section 2.6, the occurrence or existence of any of the following events or sets of circumstances:

(i)            Trading in securities generally, or shares of the Company’s securities specifically, on the New York Stock Exchange or any other national securities exchange or in the over-the-counter market on which Qualifying APM Securities or Qualifying Capital Securities, as the case may be, are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the United States Securities and Exchange Commission, by the relevant exchange or by any other regulatory agency or governmental body having jurisdiction such that trading shall have been materially disrupted;

(ii)           The Company would be required to obtain the consent or approval of the Company’s stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell Qualifying APM Securities pursuant to Section 2.6 or to issue Qualifying Capital Securities pursuant to Section 2.2, as the case may be, and such consent or approval has not yet been obtained notwithstanding the Company’s commercially reasonable efforts to obtain such consent or approval;

(iii)          A banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in the Qualifying APM Securities or the Qualifying Capital Securities, as applicable, has been materially disrupted or ceased;

(iv)          A material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in the Qualifying APM Securities or the Qualifying Capital Securities, as applicable, has been materially disrupted or ceased;

(v)           The United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in the Qualifying APM Securities or the Qualifying Capital Securities, as applicable, has been materially disrupted or ceased;

(vi)          There shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such that trading Qualifying APM Securities or Qualifying Capital Securities, as applicable, shall have been materially disrupted;

(vii)         An event occurs and is continuing as a result of which the offering document for such offer and sale of Qualifying Capital Securities or Qualifying APM Securities, as the case may be, would, in the reasonable judgment of the Company, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (x) the disclosure of that event at such time, in the reasonable judgment of the Company, is not otherwise required by law and would have a material adverse effect on the business of the Company or (y) the disclosure relates to a previously undisclosed proposed or pending material business transaction, provided that no single suspension period contemplated by this clause (vii) shall exceed 90 consecutive days and multiple suspension periods contemplated by this clause (vii) shall not exceed an aggregate of 180 days in any 360-day period; or

(viii)        The Company reasonably believes that the offering document for such offer and sale of Qualifying Capital Securities or Qualifying APM Securities, as the case may be, would not be in compliance with a rule or regulation of the United States Securities and Exchange Commission (for reasons other than those referred to in clause (vii) above), and the Company determines it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this clause (viii) shall exceed 90 consecutive days and multiple suspension periods contemplated by this clause (viii) shall not exceed an aggregate of 180 days in any 360-day period.

“Pari Passu Securities” means indebtedness of the Company that ranks in right of payment upon liquidation on a parity with the Debentures, and includes the Debentures.

“Payment Blockage Period” has the meaning specified in Section 7.3(b).

“Preferred Stock” means the preferred stock of the Company.

“Preferred Stock Issuance Cap” has the meaning specified in Section 2.6(a)(iii).

“Proceeding” has the meaning specified in Section 7.2(a).

“Qualifying APM Securities” means Common Stock, Qualifying Preferred Stock, Qualifying Warrants, and Mandatorily Convertible Preferred Stock, provided that the Company may, without the consent of the holders of the Debentures, amend the definition of “Qualifying APM Securities” to eliminate Common Stock and/or Mandatorily Convertible Preferred Stock from this definition if, after May 10, 2007, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate Common Stock and/or Mandatorily Convertible Preferred Stock from the definition would result in a reduction in the Company’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States or International Financial Reporting Standards (IFRS) if then applicable to the issuer or IFRS if subsequently adopted by the issuer.  The Company shall promptly notify the holders of the Debentures, in the manner contemplated in the Indenture, of such change.

“Qualifying Preferred Stock” means the Company’s non-cumulative perpetual Preferred Stock that ranks pari passu with or junior to all of the Company’s other Preferred Stock, is perpetual and (a) is subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an “Other Qualifying Capital Replacement Covenant”, as such term is defined in the Replacement Capital Covenant or (b) is subject to both (i) mandatory suspension of dividends in the event the Company breaches certain financial metrics specified within the offering documents for such Preferred Stock and (ii) “Intent-Based Replacement Disclosure”, as such term is defined in the Replacement Capital Covenant.  Additionally, in both the case described in (a) and the described in (b) the transaction documents for such Preferred Stock shall provide for no remedies as a consequence of non-payment of distributions other than “Permitted Remedies,” as such term is defined in the Replacement Capital Covenant.

“Qualifying Capital Securities” has the meaning specified in the Replacement Capital Covenant.

“Qualifying Warrants” means any net share settled warrants to purchase Common Stock (i) that have an exercise price greater than the Current Stock Market Price of Common Stock, and (ii) that the Company is not entitled to redeem for cash and the holders of which are not entitled to require the Company to purchase for cash in any circumstances.

“Quarterly Interest Payment Date” shall have the meaning specified in Section 2.4(b).

“Quarterly Interest Period” means the period beginning on and including May 15, 2017 and ending on but excluding the next Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next Interest Payment Date.

“Rating Agency Event” means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that currently publishes a rating for the Company (in this definition, a “rating agency”) to its equity credit criteria for securities such as the Debentures, as such criteria were in effect on May 10, 2007 (in this definition, the “current criteria”), which change results in (x) the length of time for which such current criteria are scheduled to be in effect is shortened with respect to the Debentures or (y) a lower equity credit being given to the Debentures as of the date of such change than the equity credit that would have been assigned to the Debentures as of the date of such change by such rating agency pursuant to its current criteria.

“Regular Record Date” means (i) with respect to a Semi-Annual Interest Payment Date, the May 1 or November 1, as the case may be, next preceding the relevant Interest Payment date, and (ii) with respect any Quarterly Interest Payment Date, the 15th day preceding the relevant Interest Payment Date.

“Repayment Date” means the Scheduled Maturity Date and each Quarterly Interest Payment Date thereafter until the Company shall have repaid or redeemed all of the Debentures.

“Replacement Capital Covenant” means the Replacement Capital Covenant, dated as of May 10, 2007, by the Company, as the same may be amended or supplemented from time to time in accordance with the provisions thereof and Section 2.2(a)(vii) hereof.

“Responsible Officer of the Paying Agent” means, with respect to U.S. Bank National Association, in its capacity as Paying Agent, any officer within the corporate trust department (or any successor department, unit or division of U.S. Bank National Association) assigned to the paying agent office of U.S. Bank National Association, in its capacity as Paying Agent, who has direct responsibility for the administration of the Paying Agent functions of the Indenture.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

“Scheduled Maturity Date” has the meaning specified in Section 2.2(a).

“Securities Payment” has the meaning specified in Section 7.2(a)(i).

“Securities Registrar” means, with respect to the Debentures, U.S. Bank National Association, or any other firm appointed by the Company, acting as securities registrar for the Debentures.

“Securities Registrar Office” means the office of the applicable Securities Registrar at which at any particular time its corporate agency business shall principally be administered, which office at the date hereof in the case of U.S. Bank National Association, in its capacity as Securities Registrar under the Indenture, is located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

“Semi-Annual Interest Payment Date” shall have the meaning specified in Section 2.4(b).

“Semi-Annual Interest Period” means the period beginning on and including May 10, 2007 and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next Interest Payment Date until May 15, 2017.

“Senior Indebtedness” means the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether Incurred on or prior to the date hereof or hereafter Incurred:

(i)            all obligations of the Company for money borrowed;

(ii)           all obligations of the Company evidenced by notes, debentures, bonds or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses and including all other debt securities of the Company issued by the Company to any trust or a trustee of such trust, or to a partnership or other Affiliate of the Company that acts as a financing vehicle for the Company, in connection with the issuance of securities by such vehicles;

(iii)          all Capital Lease Obligations of the Company;

(iv)          all reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company;

(v)           all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any of its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(vi)          all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations Incurred by the Company solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate Indebtedness of the Company;

(vii)         all obligations of the type referred to in clauses (i) through (vi) above of another Person and all dividends of another Person the payment of which, in either case, the Company has assumed or Guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise;

(viii)        all compensation and reimbursement obligations of the Company pursuant to Section 607 of the Base Indenture; and

(ix)           all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by the Company of any such Indebtedness referred to in clauses (i) through (viii) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced Indebtedness);

provided, however, that the following shall not constitute Senior Indebtedness: (A) any Indebtedness owed to a Person when such Person is a Subsidiary or employee of the Company, (B) Indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business (i.e., trade accounts payable), or (C) any Indebtedness which by the terms of the instrument creating or evidencing the same expressly provides that it is not superior in right of payment to the Securities.  For purposes of this definition, “Indebtedness” includes any obligation to pay principal, premium (if any), interest, penalties, reimbursement or indemnity amounts, fees and expenses (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-petition interest is allowed in such proceeding).  Any Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions of Article VII hereof irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Senior Nonmonetary Default” has the meaning specified in Section 7.3(b).

“Senior Payment Default” has the meanings specified in Section 7.3(a).

“Share Cap Amount” has the meaning specified in Section 2.6(a)(iv).

“Sixth Supplemental Indenture” has the meaning specified in the first paragraph of this instrument.

“Tax Event” means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any: (i) amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is effective on or after May 10, 2007, (ii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after May 10, 2007, or (iii) threatened challenge asserted in connection with an audit of the Company or any of its Subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures and which securities, as of their issue date, were rated at least investment grade by at least two nationally recognized statistical rating organizations within the meaning of Rule 15c3-1 under the Exchange Act, there is more than an insubstantial increase in the risk that interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Third Supplemental Indenture” has the meaning specified in the first paragraph of this instrument.

“Three-Month LIBOR” means, with respect to any Quarterly Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Quarterly Interest Period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR Determination Date for that Quarterly Interest Period.  If such rate does not appear on Reuters Page LIBOR01, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Quarterly Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Quarterly Interest Period.  The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate.  If at least two such quotations are provided, Three-Month LIBOR with respect to that Quarterly Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations.  If fewer than two quotations are provided, Three-Month LIBOR with respect to that Quarterly Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., New York City time, on the first day of that Quarterly Interest Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Quarterly Interest Period and in a principal amount of not less than $1,000,000.  However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, Three-Month LIBOR for that Quarterly Interest Period will be the same as Three-Month LIBOR as determined for the previous Quarterly Interest Period or, in the case of the Quarterly Interest Period beginning on May 15, 2017, 5.356%.  The establishment of Three-Month LIBOR for each Quarterly Interest Period by the Calculation Agent shall (in the absence of manifest error) be final and binding.

“Trading Day” means a day on which Common Stock is traded on the New York Stock Exchange, or if not then listed on the New York Stock Exchange, a day on which Common Stock is traded or quoted on the principal U.S. securities exchange on which it is listed or quoted, or if not then listed or quoted on a U.S. securities exchange, a day on which Common Stock is quoted in the over-the-counter market.

“Treasury Dealer” means J.P. Morgan Securities Inc. and Goldman, Sachs & Co. (or their successors) or, if J.P. Morgan Securities Inc. and Goldman, Sachs & Co. (or their successors) refuse to act as Treasury Dealer for the purpose of determining the Make-Whole Redemption Price or cease to be primary U.S. Government securities dealers, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by the Company to act as Treasury Dealer for the purpose of determining the Make-Whole Redemption Price.

“Treasury Price” means, with respect to a Redemption Date, the bid-side price for the Treasury Security as of the third Trading Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that Trading Day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” as determined by the Treasury Dealer, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that Trading Day, or (ii) if the Treasury Dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury Security prevailing at 3:30 p.m., New York City time, on that Trading Day, then Treasury Price will instead mean the bid-side price for the Treasury Security at or around 3:30 p.m., New York City time, on that Trading Day (expressed on a next Trading Day settlement basis) as determined by the Treasury Dealer through such alternative means as are commercially reasonable under the circumstances.

“Treasury Rate” means, with respect to a Redemption Date, the semi-annual equivalent yield to maturity of the Treasury Security that corresponds to the Treasury Price (calculated by the Treasury Dealer in accordance with standard market practice and computed as of the second Trading Day preceding the Redemption Date).

“Treasury Security” means the United States Treasury security that the Treasury Dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Debentures being redeemed in a tender offer based on a spread to United States Treasury yields.

ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.                        Designation, Principal Amount and Authorized Denominations.

(a)           Designation.  Pursuant to Sections 201 and 301 of the Base Indenture, there is hereby established a series of Securities of the Company designated as “Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067,” the principal amount of which to be issued shall be in accordance with Section 2.1(b) hereof and as set forth in any Company Order for the authentication and delivery of Debentures pursuant to the Base Indenture, and the form and terms of which shall be as set forth hereinafter.

(b)           Principal Amount.  Debentures in an initial aggregate principal amount of $500,000,000 shall, upon execution of this Sixth Supplemental Indenture, be executed by the Company and delivered to the Trustee or an Authenticating Agent for authentication, and the Trustee or an Authenticating Agent shall thereupon authenticate and deliver said Debentures in accordance with a Company Order.  Additional Debentures may be issued pursuant to this Sixth Supplemental Indenture so long as such additional Debentures are fungible for U.S. tax purposes with the Debentures issued as of the date of this Sixth Supplemental Indenture.  Any additional Debentures issued under this Sixth Supplemental Indenture will rank equally and ratably in right of payment with the Debentures issued on the date of this Sixth Supplemental Indenture and together with such Debentures will be treated as a single series of Debentures.

(c)           Authorized Denominations.  The denominations in which Debentures shall be issuable are $1,000 principal amount and integral multiples thereof.

SECTION 2.2.                        Repayment.

(a)           Scheduled Maturity Date.

(i)            The principal amount of, and all accrued and unpaid interest on, the Debentures shall be payable in full on May 15, 2037 or, if such day is not a Business Day, the following Business Day (the “Scheduled Maturity Date”); provided, however, that in the event the Company has complied with clause (iv)(1) of this Section 2.2(a) and timely delivered an Officers’ Certificate to the Trustee pursuant to clause (v) of this Section 2.2(a) in connection with the Scheduled Maturity Date, (x) the principal amount of Debentures payable on the Scheduled Maturity Date, if any, shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, (y) such principal amount of Debentures shall be repaid on the Scheduled Maturity Date pursuant to Article V hereof, and (z) subject to clause (ii) of this Section 2.2(a) the remaining Debentures shall remain outstanding and shall be payable in the amount provided in clause (ii) of this Section 2.2(a) on the immediately succeeding Quarterly Interest Payment Date or in full on such earlier date on which they either (1) are repaid or redeemed in whole pursuant to Article V or Article IV, respectively, or (2) become due and payable pursuant to Section 502 of the Base Indenture (as amended by Section 2.7(a)(ii)).

(ii)           In the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (v) of this Section 2.2(a) in connection with any Quarterly Interest Payment Date, the principal amount of the Debentures repayable on such Quarterly Interest Payment Date shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, and shall be repaid on such Quarterly Interest Payment Date pursuant to Article V hereof, and the remaining Debentures shall remain outstanding and shall be payable on the immediately succeeding Quarterly Interest Payment Date in the amount provided in this clause (ii) or in full on such earlier date on which they either (1) are repaid or redeemed in whole pursuant to Article V or Article IV, respectively, or (2) become due and payable pursuant to Section 502 of the Base Indenture (as amended by Section 2.7(a)(ii)).

(iii)          The obligation of the Company to repay the Debentures pursuant to this Section 2.2(a) shall be subject to (x) its obligations under Article VII to the holders of Senior Indebtedness and (y) until the earlier of (A) the Final Maturity Date and (B) the date on which the Debentures become due and payable pursuant to Section 502 of the Base Indenture (as amended by Section 2.7(a)(ii)), its obligations under Section 2.5 with respect to the payment of deferred interest on the Debentures.

(iv)          Until the Debentures are paid in full or the Debentures become due and payable pursuant to Section 502 of the Base Indenture:

(1)           the Company shall use Commercially Reasonable Efforts, subject to clause (v) of this Section 2.2(a), to raise sufficient net proceeds from the issuance of Qualifying Capital Securities during a 180-day period ending on the date, not more than 15 and not less than 10 Business Days prior to any Repayment Date, on which the Company delivers the notice required by clause (v) of this Section 2.2(a) and Section 5.1, to permit repayment of the Debentures in full on the Scheduled Maturity Date pursuant to clause (i) of this Section 2.2(a); and
(2)           if the Company is unable for any reason to raise sufficient proceeds from the issuance of Qualifying Capital Securities to permit repayment in full of the Debentures on the applicable Repayment Date, the Company shall use Commercially Reasonable Efforts, subject to a Market Disruption Event to raise sufficient net proceeds from the issuance of Qualifying Capital Securities during a 90-day period ending on the date, not more than 15 and not less than 10 Business Days prior to the following Repayment Date, on which the Company delivers the notice required by clause (v) of this Section 2.2(a) and Section 5.1, to permit repayment of the Debentures in full on such following Repayment Date pursuant to clause (i)(z) of this Section 2.2(a); and
(3)           the Company shall apply any such net proceeds to the repayment of the Debentures as provided in clause (vi) of this Section 2.2(a).

(v)           The Company shall, if it has not raised sufficient net proceeds from the issuance of Qualifying Capital Securities pursuant to clause (iv) above in connection with any Repayment Date, deliver an Officers’ Certificate to the Trustee no more than 15 and no less than 10 Business Days in advance of such Repayment Date stating the amount of net proceeds, if any, raised pursuant to clause (iv) above in connection with such Repayment Date.  The Company shall be excused from its obligation to use Commercially Reasonable Efforts to sell Qualifying Capital Securities pursuant to clause (iv) above if such Officers’ Certificate further certifies that: (A) a Market Disruption Event was existing during the 180-day period preceding the date of such Officers’ Certificate or, in the case of any Repayment Date after the Scheduled Maturity Date, the 90-day period preceding the date of such Officers’ Certificate; and (B) either (a) the Market Disruption Event continued for the entire 180-day period or 90-day period, as the case may be, or (b) the Market Disruption Event continued for only part of the period but the Company was unable after Commercially Reasonable Efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the Debentures in full.  Each Officers’ Certificate delivered pursuant to this clause (v), unless no principal amount of Debentures is to be repaid on the applicable Repayment Date, shall be accompanied by a notice of repayment pursuant to Section 5.1 setting forth the principal amount of the Debentures to be repaid on such Repayment Date, if any, which amount shall be determined after giving effect to clause (vi) of this Section 2.2(a).  The entire principal amount of, and all accrued and unpaid interest on, the Debentures shall be due and payable on the applicable Repayment Date in the event the Company does not deliver an Officer’s Certificate pursuant to this clause (v) to the Trustee on or prior to the 10th Business Day immediately preceding such Repayment Date.

(vi)          Net proceeds of the issuance of any Qualifying Capital Securities that the Company is permitted to apply to repayment of the Debentures on any Repayment Date will be applied, first, to pay deferred interest (including compounded interest thereon) to the extent of Eligible Proceeds raised pursuant to Section 2.6, second, to pay current interest to the extent not paid from other sources and, third, to repay the outstanding principal amount of Debentures, subject to a minimum principal amount of $5 million to be repaid on any Repayment Date; provided that if the Company is obligated to sell Qualifying Capital Securities and apply the net proceeds to payments of principal of or interest on any Pari Passu Securities in addition to the Debentures, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for such payments shall be applied to the Debentures and those other Pari Passu Securities having the same scheduled maturity date as the Debentures pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Debentures has been paid in full.  If the Company raises less than $5 million of proceeds from the sale of Qualifying Capital Securities during the relevant 180-day or 90-day period, the Company will not be required to repay any Debentures on the Scheduled Maturity Date or the next Quarterly Interest Payment Date, as applicable, but will retain those net proceeds and use them to repay the Debentures on the next Quarterly Interest Payment Date as of which the Company has raised at least $5 million of net proceeds.

(vii)         The Company shall not amend the Replacement Capital Covenant to impose additional restrictions on the type or amount of Qualifying Capital Securities that the Company may include for purposes of determining when repayment, redemption or purchase of the Debentures is permitted, except with the consent of Holders of a majority of the principal amount of the Debentures.  Except as aforesaid, the Company may amend or supplement the Replacement Capital Covenant in accordance with its terms and without the consent of the Holders of the Debentures.

(b)           Final Maturity Date.  The principal of, and all accrued and unpaid interest on, all outstanding Debentures shall be due and payable on May 15, 2067 or, if such date is not a

Business Day, the following Business Day (the “Final Maturity Date”), regardless of the amount of Qualifying Capital Securities the Company may have issued and sold by that time.

SECTION 2.3.                        Form.

(a)           The Debentures shall be substantially in the form of Exhibit A attached hereto and shall be issued in fully registered definitive form without interest coupons.  Principal of and interest on the Debentures issued in definitive form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions and notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served at the Corporate Trust Office of the Trustee, and the Company appoints the Trustee as its agent for the foregoing purposes, provided that payment of interest may be made at the option of the Company by check mailed to the Holders at such address as shall appear in the Securities Register or by wire transfer in immediately available funds to the bank account number of the Holders specified in writing by the Holders not less than 10 days before the relevant Interest Payment Date and entered in the Securities Register by the Securities Registrar.  The Debentures may be presented for registration of transfer or exchange at the Securities Registrar Office.

(b)           The Debentures are initially issuable solely as Global Securities.  Registered Debentures shall be physically transferred to all beneficial owners in definitive form in exchange for their beneficial interests in a Global Security if the Depositary with respect to such Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, as the case may be, and a successor Depositary is not appointed by the Company within 90 days of such notice.

SECTION 2.4.                        Rate of Interest; Interest Payment Date.

(a)           Rate of Interest.  The Debentures shall bear interest from and including May 10, 2007 to but excluding May 15, 2017, at the rate of 6.125% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months.  Commencing on May 15, 2017, the Debentures shall accrue interest at an annual rate of Three-Month LIBOR plus 1.935% (the “Floating Rate”), payable quarterly in arrears.  The amount of Floating Rate interest payable on the Debentures for any Quarterly Interest Period will be computed on the basis of a 360-day year and the actual number of days elapsed in the 360-day year.  If a scheduled Quarterly Interest Payment Date is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day; provided that if Three-Month LIBOR applies and such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.  Interest will accrue from and including the last date in respect of which interest has been paid or duly provided for, to but excluding the Interest Payment Date on which the interest is actually paid.

(b)           Interest Payment Dates.  Subject to the other provisions hereof, interest on the Debentures shall be payable (i) semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2007, until May 15, 2017 (each such date, a “Semi-Annual Interest Payment Date”), or if any such day is not a Business Day, the following Business Day (and no interest shall accrue as a result of such postponement) and (ii) thereafter, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2017 (each such date, a “Quarterly Interest Payment Date” and, together with Semi-Annual Interest Payment Dates, each, an “Interest Payment Date”).

(c)           Interest will be payable to the persons in whose name the Debentures are registered at the close of business on the Regular Record Date next preceding the relevant Interest Payment Date, except that interest payable at maturity shall be paid to the person to whom principal is paid.

SECTION 2.5.                        Interest Deferral.

Section 311 of the Base Indenture shall be superseded in its entirety by this Section 2.5.

(a)           Option to Defer Interest Payments.

(i)            The Company shall have the right at any time and from time to time, to defer the payment of interest on the Debentures for one or more consecutive Interest Periods that do not exceed 10 succesive years; provided that no Deferral Period shall extend beyond the earlier of: (A) the Final Maturity Date, (B) the repayment or redemption date of the Debentures, and (C) the date on which the Debentures become due and payable pursuant to Section 502 of the Base Indenture (as amended by Section 2.7(a)(i)).  If the Company has paid all deferred interest (including Additional Interest) on the Debentures, the Company shall have the right to elect to begin a new Deferral Period pursuant to this Section 2.5.

(ii)           At the end of any Deferral Period, the Company shall pay all deferred interest on the Debentures to the Persons in whose names the Debentures are registered in the Securities Register at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period.

(iii)          The Company may elect to pay interest on any Interest Payment Date during any Deferral Period to the extent permitted by Section 2.5(b).

(b)           Payment of Deferred Interest.  The Company will not pay any deferred interest on the Debentures (including Additional Interest thereon) from any source other than Eligible Proceeds prior to the Final Maturity Date, except at any time that the principal amount has been accelerated and such acceleration has not been rescinded or in the case of a Business Combination to the extent described below in this Section 2.5(c).  Notwithstanding the foregoing, the Company may pay current interest from any available funds.

(c)           Business Combination Exception.  If the Company is involved in a Business Combination where immediately after its consummation more than 50% of the voting stock of the Person formed by such Business Combination, or the Person that is the surviving entity of such Business Combination, or the Person to whom all or substantially all of the Company’s properties and assets are conveyed, transferred or leased in such Business Combination, is owned by the shareholders of the other party to such Business Combination, then Section 2.5(b) and Section 2.6 shall not apply to any Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of such Business Combination.

(d)           Notice of Deferral.  The Company shall give written notice of its election to commence or continue any Deferral Period to the Trustee and the Holders of the Debentures at least one Business Day and not more than sixty Business Days before the next Interest Payment Date.  Notice of the Company’s election of a Deferral Period shall be given to the Trustee and each Holder of Debentures at such Holder’s address appearing in the Security Register by first-class mail, postage prepaid.

SECTION 2.6.                        Alternative Payment Mechanism.

(a)           Obligation to Issue Qualifying APM Securities.  During any APM Period, the Company shall, subject to the occurrence of a Market Disruption Event as described in Section 2.6(b) and subject to Section 2.5(b) and Section 2.6(c), issue one or more types of Qualifying APM Securities either in public offerings or private placements until the Company has raised an amount of Eligible Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the Debentures, including Additional Interest thereon, and applied such Eligible Proceeds on the next Interest Payment Date to the payment of deferred interest in accordance with Section 2.6, provided that:

(i)            the foregoing obligations shall not apply to the extent that (A) the number of shares of the Company’s Common Stock issued during such Deferral Period together with (B) the number of shares of the Company’s Common Stock issued or issuable upon the exercise of Qualifying Warrants previously issued during such Deferral Period, the proceeds of which, in the case of clause (A) and clause (B), were applied to pay deferred interest on the Debentures pursuant to this Section 2.6(a), would exceed an amount equal to 2% of the total number of issued and outstanding shares of the Company’s Common Stock immediately prior to the date of the Company’s then most recent publicly available consolidated financial statements immediately prior to the date of such issuance (the “Common Equity Issuance Cap”); provided that the Common Equity Issuance Cap will cease to apply with respect to a Deferral Period following the fifth anniversary of the commencement of a Deferral Period, at which point the Company must pay any deferred interest regardless of the time at which it was deferred, pursuant to this Section 2.6, subject to a Market Disruption Event; and provided, further, that if the Common Equity Issuance Cap is reached during a Deferral Period and the Company subsequently pays all deferred interest, the Common Equity Issuance Cap will cease to apply with respect to a Deferral Period at the termination of such Deferral Period and will not apply again unless and until the Company starts a new Deferral Period;

(ii)           the foregoing obligations shall not apply to the extent that the net proceeds of any issuance of Qualifying Preferred Stock and Mandatorily Convertible Preferred Stock applied to pay interest on the Debentures pursuant to this Section 2.6, together with the net proceeds of all prior issuances of Preferred

Stock and any still-outstanding Mandatorily Convertible Preferred Stock so applied during the current and all prior Deferral Periods, would exceed 25% of the aggregate principal amount of the Debentures issued under the Indenture (the “Preferred Stock Issuance Cap”);

(iii)          notwithstanding the Common Equity Issuance Cap and the Preferred Stock Issuance Cap, for purposes of paying deferred interest, the Company shall not be permitted, subject to the provisions of paragraph (v) below, to sell Common Stock, Qualifying Warrants, or Mandatorily Convertible Preferred Stock such that the Common Stock to be issued (or which would be issuable upon exercise or conversion thereof) would be in excess of 37.5 million shares of Common Stock (the “Share Cap Amount”); provided that if the issued and outstanding shares of Common Stock are changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, or if additional Debentures are issued, the Share Cap Amount shall be correspondingly adjusted.  If the Company amends the definition of Qualifying APM Securities to eliminate Common Stock, then the number of shares constituting the Share Cap Amount will be increased by 100%.

The Share Cap Amount limitation shall apply so long as the Debentures remain outstanding.  If the Share Cap Amount has been reached and it is not sufficient to allow the Company to raise sufficient proceeds to pay deferred interest in full, the Company shall use its commercially reasonable efforts to increase the Share Cap Amount (1) only to the extent that the Company can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of the Common Stock or (2) if the Company cannot increase the Share Cap Amount pursuant to the preceding clause (1), by requesting the Company’s Board of Directors, subject to its fiduciary duties, to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of the Company’s authorized Common Stock for purposes of satisfying the Company’s obligations to pay deferred interest.

For the avoidance of doubt, (x) once the Company reaches the Common Equity Issuance Cap for a Deferral Period, the Company shall not be required to issue more Common Stock, or if the definition of Qualifying APM Securities has been amended to eliminate Common Stock, more Qualifying Warrants pursuant to this Section 2.6(a), prior to the fifth anniversary of the commencement of a Deferral Period even if the Common Equity Issuance Cap subsequently increases because of a subsequent increase in the number of outstanding shares of Common Stock, and (y) so long as the definition of Qualifying APM Securities has not been amended to eliminate Common Stock, the sale of Qualifying Warrants to pay deferred interest is an option that may be exercised at the Company’s sole discretion, subject to the Common Equity Issuance Cap and the Share Cap Amount, and the Company is not obligated to sell Qualifying Warrants or to apply the proceeds of any such sale to pay deferred interest on the Debentures, and no class of investors of the Company’s securities, or any other party, may require the Company to issue Qualifying Warrants.

(b)           Market Disruption Event.  Section 2.6(a) shall not apply, with respect to any Interest Payment Date, if the Company shall have provided to the Trustee (which the Trustee will promptly forward upon receipt to each Holder of Debentures) no more than 15 and no less than 10 Business Days prior to such Interest Payment Date an Officers’ Certificate stating that (i) a Market Disruption Event was existing after the immediately preceding Interest Payment Date and (ii) either (A) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided, or (B) the Market Disruption Event continued for only part of this period, but the Company was unable after using commercially reasonable efforts to raise sufficient Eligible Proceeds during the rest of that period to pay all accrued and unpaid deferred interest.

(c)           Partial Payment of Deferred Interest.

(i)            If the Company has raised some but not all Eligible Proceeds necessary to pay all deferred interest, including Additional Interest, on any Interest Payment Date pursuant to this Section 2.6, such Eligible Proceeds shall be allocated to pay accrued and unpaid interest on the applicable Interest Payment Date in chronological order based on the date each payment was first deferred, subject to the Common Equity Issuance Cap, the Preferred Stock Issuance Cap, and the Share Cap Amount, as applicable, and payment on each installment of deferred interest shall be distributed to Holders of the Debentures on a pro rata basis.

(ii)           If the Company has outstanding Pari Passu Securities under which the Company is obligated to sell securities that are Qualifying APM Securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for payment of the deferred interest and distributions shall be applied to the Debentures and those other Pari Passu Securities on a pro rata basis up to the Common Equity Issuance Cap or the Preferred Stock Issuance Cap and the Share Cap Amount (or comparable provisions in the instruments governing those other Pari Passu Securities) in proportion to the total amounts that are due on the Debentures and such other Pari Passu Securities.

(d)           Qualifying APM Securities Definition Change.  The Company shall send written notice to the Trustee (who shall forward such notice to each Holder of the Debentures) in advance of any change in the definition of Qualifying APM Securities to eliminate Common Stock or Mandatorily Convertible Preferred Stock.

(e)           Qualifying Warrants.  If the Company sells Qualifying Warrants to pay deferred interest to satisfy its obligations pursuant to this Section 2.6, the Company shall use commercially reasonable efforts, subject to the Common Equity Issuance Cap, to set the terms of such Qualifying Warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the Debentures in accordance with this Section 2.6.

(f)            Notices to Trustee.  The Company shall provide written notice to the Trustee following the commencement of an APM Period to certify that it will perform its obligations as required under this Section 2.6.  The Company shall also provide written certification to the Trustee at least 5 Business Days prior to each subsequent Interest Payment Date during the APM Period specifying the amount of Eligible Proceeds to be paid to the Trustee and applied to pay deferred interest (including Additional Interest thereon), specifying the application of such Eligible Proceeds to current interest and deferred interest (including Additional Interest thereon) remaining outstanding as of such Interest Payment Date.  The Trustee shall be permitted to rely on such notices and certifications without requiring any additional due diligence or investigation into the performance of the Company of its obligation under this Section 2.6.

SECTION 2.7.                        Events of Default.  (a) (i) Solely for purposes of the Debentures, Section 501 of the Base Indenture shall be deleted and replaced by the following:

“SECTION 501.  Events of Default

“Event of Default,” wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of interest, including compounded interest, in full on any Debentures for a period of 30 days after the conclusion of a 10-year period following the commencement of any Deferral Period if at such time such Deferral Period has not ended; or
(2)           default in the payment of principal on the Debentures when due, whether at the Stated Maturity, upon redemption, upon a declaration of acceleration, or otherwise, subject to the limitations set forth in Section 2.2 of the Sixth Supplemental Indenture; or
(3)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(4)           the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in clauses (3) or (4) set forth in this Section 501, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.”

(ii)           Solely for purposes of the Debentures, Section 502 of the Base Indenture shall be deleted and replaced by the following:

“SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

If an Event of Default set forth in Section 501 of the Base Indenture (as amended by Section 2.7(a)(i) of the Sixth Supplemental Indenture with respect to the Debentures occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures may declare the principal amount of all of the Debentures and interest accrued thereon, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such amount shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article Five of the Base Indenture, the Holders of a majority in aggregate principal amount of the Debentures by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay:
(A)          all Defaulted Interest on all Debentures,

(B)           the principal of (and premium, if any, on) the Debentures which has become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Debentures,
(C)           to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in the Debentures, and
(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(2)           all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such declaration of acceleration, have been cured or waived as provided under Section 513 of the Base Indenture.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.”

(b)           The Trustee shall provide to the Holders of the Debentures such notices as it shall from time to time be required or permitted to provide with respect to the Debentures under Section 602 of the Base Indenture.  In addition, the Trustee shall provide to the Holders of the Debentures notice of any Event of Default or event that, with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Debentures within 90 days after the actual knowledge of a Responsible Officer of the Trustee of such Event of Default or other event.  However, except in cases of a default or an Event of Default in payment on the Debentures, the Trustee will be protected in withholding the notice if one of its Responsible Officers determines that withholding of the notice is in the interest of such Holders.

(c)           The Company’s failure to pay interest on the Debentures in accordance with Sections 2.5 and 2.6 shall constitute a default under the Indenture, but shall in no event constitute an Event of Default.  Notwithstanding anything to the contrary in the Base Indenture or this Sixth Supplemental Indenture, the Trustee shall have no obligation to exercise any remedies with respect to any such default unless and except to the extent directed in writing to do so by the Holders of a majority in principal amount of the outstanding Debentures in accordance with and subject to the conditions set forth in Sections 512 and 603(5) of the Base Indenture.  The Trustee may conclusively assume that Sections 2.5 and 2.6 have been complied with unless the Company or the Holders of 25% in aggregate principal amount of the Debentures have given the Trustee written notice to the contrary.

(d)           For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee or the Holders of the Debentures under the Indenture, no breach by the Company of any covenant or obligation under the Base Indenture or the terms of the Debentures or the terms of this Sixth Supplemental Indenture, including the Company’s obligations under Section 2.2 (a)(iv), Section 2.5 or Section 2.6, shall be an Event of Default with respect to the Debentures, other than those specified in this Section 2.7; and except as provided herein and in the Base Indenture with respect to the occurrence and during the continuance of an Event of Default, and as provided in Section 2.7(c) above, the Trustee shall be under no duty or obligation to exercise any remedies or otherwise take any action in respect of any other default that may occur under or in respect of this Sixth Supplemental Indenture or the Base Indenture.

SECTION 2.8.                        Securities Registrar; Paying Agent; Delegation of Trustee Duties.

(a)           The Company appoints U.S. Bank National Association, as Securities Registrar and Paying Agent with respect to the Debentures.

(b)           Notwithstanding any provision contained herein, to the extent permitted by applicable law, the Trustee may delegate its duty to provide such notices and to perform such other duties as may be required to be provided or performed by the Trustee under the Indenture, and, to the extent such obligation has been so delegated, the Trustee shall not be responsible for monitoring the compliance of, nor be liable for the default or misconduct of, any such designee.

SECTION 2.9.                        Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership.  Each Holder, by such Holder’s acceptance of the Debentures, agrees that if a Bankruptcy Event of the Company shall occur prior to the redemption or repayment of such Debentures, such Holder shall have no claim for, and thus no right to receive, any deferred interest (including compounded interest thereon) pursuant to Section 2.5 that has not been paid pursuant to Sections 2.5 and 2.6 to the extent the amount of such interest exceeds the interest that relates to the earliest two years of the portion of the Deferral Period for which interest has not been paid.

SECTION 2.10.                      Location of Payment.  Solely for the purposes of the Debentures, the first paragraph of Section 307 of the Base Indenture shall be deleted and replaced by the following:

“SECTION 307.  Payment of Interest; Interest Rights Preserved.

Payment of the principal of (and premium, if any) and interest on the Debentures will be made at the paying agent office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.  The office where the Debentures may be presented or surrendered for payment and the office where the Debentures may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served shall be the paying agent office.”

SECTION 2.11.                      No Sinking Fund.  The Debentures shall not be subject to any sinking fund or analogous provisions.

SECTION 2.12.                      Defeasance.  The provisions of Article Thirteen of the Base Indenture (Defeasance and Covenant Defeasance) shall apply to the Debentures.

ARTICLE III
Covenants

SECTION 3.1.                        Dividend and Other Payment Stoppages.  So long as any Debentures remain outstanding, if the Company has given notice of its election to defer interest payments on the Debentures but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary of the Company to:

(a)           declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company;

(b)           make any payment of principal of, or interest or premium, if any, on or repay, purchase or redeem any of the Company’s debt securities that rank upon the Company’s liquidation on a parity with or junior to the Debentures; or

(c)           make any guarantee payments regarding any guarantee issued by the Company of securities of any Subsidiaries if the guarantee ranks upon the Company’s liquidation on a parity with or junior to the Debentures;

provided, however, that the restrictions in clauses (a), (b) and (c) above do not apply to: (i) any purchase, redemption or other acquisition of shares of its capital stock by the Company in connection with: (A) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors, (B) the satisfaction of the Company’s obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the applicable Deferral Period, (C) a dividend reinvestment or shareholder purchase plan, or (D) the issuance of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period; (ii) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its Subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock; (iii) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged; (iv) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto; (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; (vi) any payment of current or deferred interest on Pari Passu Securities that is made pro rata to the amounts due on such Pari Passu Securities (including the Debentures); provided that such payments are made in accordance with Section 2.6(c) to the extent it applies, and any payments of deferred interest on Pari Passu Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Pari Passu Securities; or (vii) any payment of principal in respect of Pari Passu Securities having the same scheduled maturity date as the Debentures, as required under a provision of such other Pari Passu Securities that is substantially the same as the provisions in Section 2.2, and that is made on a pro rata basis among one or more series of Pari Passu Securities (including the Debentures) having such a provision.

SECTION 3.2.                        Additional Limitation on Deferral Over One Year.  If any Deferral Period lasts longer than one year, the limitation on the Company’s ability to redeem or purchase Qualifying APM Securities or any securities of the Company that on the Company’s bankruptcy or liquidation rank pari passu, or junior, as applicable, to such Qualifying APM Securities as set forth in Section 3.1, shall continue until the first anniversary of the date on which all deferred interest on the Debentures has been paid.  However, if the Company is involved in a Business Combination where immediately after its consummation more than 50% of the voting stock of the Person that is the surviving entity of such Business Combination, or the Person to whom all or substantially all of the Company’s properties and assets are conveyed, transferred or leased in such Business Combination, is owned by the shareholders of the other party to such Business Combination, then the immediately preceding sentence will not apply during the Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of such Business Combination.

ARTICLE IV
REDEMPTION OF THE DEBENTURES

SECTION 4.1.                        Redemption Price.  The Debentures shall be redeemable in accordance with Article Eleven of the Base Indenture; provided that the Debentures are redeemable at the option of the Company

(a)           in whole or in part, at any time, prior to May 15, 2017, in cases not involving a Tax Event or Rating Agency Event, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the Redemption Date or (ii) the applicable Make-Whole Redemption Price;

(b)           in whole, but not in part, at any time prior to May 15, 2017, within 90 days following the occurrence and during the continuation of a Tax Event or a Rating Agency Event, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the Redemption Date or (ii) the applicable Make-Whole Redemption Price; and

(c)           in whole or in part, at any time on or after May 15, 2017, a Redemption Price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the Redemption Date;

provided that if the Debentures are not redeemed in whole, the Company may not affect such redemption unless at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by the Company or any of its affiliates, remains outstanding after giving effect to such redemption.

ARTICLE V
REPAYMENT OF DEBENTURES

SECTION 5.1.                        Repayments.  The Company shall, not more than 65 nor less than 60 Business Days prior to each Repayment Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the principal amount of Debentures to be repaid on such date pursuant to Section 2.2(a).

SECTION 5.2.                        Selection of the Debentures to be Repaid.

(a)           If less than all the Debentures are to be repaid on any Repayment Date (unless the Debentures are issued in the form of a Global Security), the particular Debentures to be repaid shall be selected not more than 60 days prior to such Repayment Date by the Trustee, from the Outstanding Debentures not previously repaid or called for redemption, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Debentures, provided that the portion of the principal amount of any Debentures not repaid shall be in an authorized denomination (which shall not be less than the minimum authorized denomination).

(b)           The Trustee shall promptly notify the Company in writing of the Debentures selected for partial repayment and the principal amount thereof to be repaid.  For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of Debentures shall relate, in the case of any Debentures repaid or to be repaid only in part, to the portion of the principal amount of such Debentures which has been or is to be repaid.

SECTION 5.3.                        Notice of Repayment.

(a)           Notice of repayment shall be given by first-class mail, postage prepaid, mailed not earlier than the 15th day, and not later than the 10th Business Day, prior to the Repayment Date, to each Holder of Debentures to be repaid, at the address of such Holder as it appears in the Security Register.

(b)           Each notice of repayment shall identify the Debentures to be repaid (including the Debentures’ CUSIP number, if a CUSIP number has been assigned to the Debentures) and shall state:

(i)            the Repayment Date;

(ii)           if less than all Outstanding Debentures are to be repaid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular Debentures to be repaid;

(iii)          that on the Repayment Date, the principal amount of the Debentures to be repaid will become due and payable upon each such Debentures or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date; and

(iv)          the place or places where such Debentures are to be surrendered for payment of the principal amount thereof.

(c)           Notice of repayment shall be given by the Company or, if the Company timely notifies the Trustee, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.  The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.  In any case, a failure to give such notice by mail or any defect in the notice to any Holder of any Debentures designated for repayment as a whole or in part shall not affect the validity of the proceedings for the repayment of any other Debentures.

SECTION 5.4.                        Deposit of Repayment Amount.  Prior to 11:00 a.m. New York City time on the Repayment Date specified in the notice of repayment given as provided in Section 5.3, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money, in immediately available funds, sufficient to pay the principal amount of, and any accrued interest on, all the Debentures which are to be repaid on that date.

SECTION 5.5.                        Repayment of Debentures.

(a)           If any notice of repayment has been given as provided in Section 5.3, the Debentures or portion of the Debentures with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice.  On presentation and surrender of such Debentures at a Place of Payment in said notice specified, the said securities or the specified portions thereof shall be paid by the Company at their principal amount, together with accrued interest to but excluding the Repayment Date; provided that, except in the case of a repayment in full of all Outstanding Debentures, installments of interest whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such Debentures, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 1001 of the Base Indenture.

(b)           Upon presentation of any Debentures repaid in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holders thereof, at the expense of the Company, a new Debenture or new Debentures, of authorized denominations, in aggregate principal amount equal to the portion of the Debentures not repaid and so presented and having the same Scheduled Maturity Date and other terms.  If a Global Security is so surrendered, such new Debentures will also be a new Global Security.

(c)           If any Debentures required to be repaid shall not be so repaid upon surrender thereof, the principal of such Debentures shall, until paid, bear interest from the applicable Repayment Date at the rate prescribed therefore in the Debentures.

ARTICLE VI
ORIGINAL ISSUE OF DEBENTURES

SECTION 6.1.                        Calculation of Original Issue Discount.  If during any calendar year any original issue discount shall have accrued on the Debentures, the Company shall file with each Paying Agent (including the Trustee if it is a Paying Agent) promptly at the end of each calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.  The Company would not be required to make actual payments on the Debentures during a Deferral Period.

ARTICLE VII
SUBORDINATION

Article Fourteen of the Base Indenture shall be superseded in its entirety by this Article VII with respect to the Debentures; provided, that this Article VII shall not become part of the terms of any other series of Securities.

SECTION 7.1.                        Securities Subordinate to Senior Indebtedness.

(a)           The Company covenants and agrees, and each Holder of a Debenture, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to Article Four the Base Indenture), the payment of the principal of and interest on each and all of the Debentures is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness.

(b)           This Article VII shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

SECTION 7.2.                        Payment Over of Proceeds Upon Dissolution, Etc.

(a)           Upon any payment or distribution of assets of the Company to creditors upon (A) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (B) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (C) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event specified in (A), (B) or (C) above (each such event, if any, herein sometimes referred to as a “Proceeding”):

(i)            the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due on or to become due on or in respect of all Senior Indebtedness, before the Holders of the Debentures are entitled to receive any payment or distribution of any kind or character whether in cash, property or securities (including any payment or distribution which may be payable or deliverable to Holders of the Debentures made in respect of any other Indebtedness of the Company subordinated to the payment of the Debentures, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of the principal of or interest on the Debentures or on account of any purchase, redemption or other acquisition of Debentures by the Company, any Subsidiary of the Company, the Trustee or any Paying Agent (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding, herein referred to, individually and collectively, as a “Securities Payment”); and

(ii)           any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders of the Debentures or the Trustee would be entitled but for the provisions of this Article VII (including, without limitation, any Junior Subordinated Payment) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.

(b)           In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Debenture shall have received in connection with any Proceeding any Securities Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

(c)           For purposes of this Article VII only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent, or to a greater extent than, the Debentures are so subordinated as provided in this Article.  The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight of the Base Indenture shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight of the Base Indenture.

SECTION 7.3.                        No Payment When Senior Indebtedness in Default.

(a)           In the event that any Senior Payment Default (as defined below) shall have occurred, then no Securities Payment shall be made, nor shall any property of the Company or any Subsidiary of the Company be applied to the purchase, acquisition, retirement or redemption of the Debentures, unless and until such Senior Payment Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Senior Indebtedness (including amounts that have become and remain due by acceleration) shall have been paid in full in cash.  “Senior Payment Default” means any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption, mandatory payment or prepayment or otherwise.

(b)           In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from the holder of such Senior Indebtedness (or the agent, trustee or representative thereof), no Securities Payment shall be made, nor shall any property of the Company or any Subsidiary of the Company be applied to the purchase, acquisition, retirement or redemption of the Debentures, during the period (the “Payment Blockage Period”) commencing on the date of such receipt of such written notice and ending (subject to any blockage of payments that may then or thereafter be in effect as the result of any Senior Payment Default) on the earlier of (i) the date on which the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been rescinded or annulled or (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Debentures during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect.  Following the commencement of any Payment Blockage Period, the holders of any Senior Indebtedness will be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence are satisfied.  For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Indebtedness or their representatives unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days.  “Senior Nonmonetary Default” means the occurrence or existence and continuance of any default (other than a Senior Payment Default) or any event which, after notice or lapse of time (or both), would become an event of default (other than a Senior Payment Default), under the terms of any instrument or agreement pursuant to which any Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

(c)           In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

(d)           The provisions of this Section shall not apply to any Securities Payment with respect to which Section 7.2 hereof would be applicable.

SECTION 7.4.                        Payment Permitted If No Default.  Nothing contained in this Article or elsewhere in the Indenture or in any of the Debentures shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 7.2 hereof or under the conditions described in Section 7.3 hereof, from making Securities Payments.

SECTION 7.5.                        Subrogation to Rights of Holders of Senior Indebtedness.  Subject to the payment in full in cash of all Senior Indebtedness, the Holders of the Debentures shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Securities shall be paid in full.  For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 7.6.                        Provisions Solely to Define Relative Rights.  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures on the one hand and the holders of Senior Indebtedness on the other hand.  Nothing contained in this Article or elsewhere in the Indenture or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 7.7.                        Trustee to Effectuate Subordination.  Each Holder of a Debenture by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.  If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of the Senior Indebtedness and their agents, trustees or other representatives are authorized to do so (but shall in no event be liable for any failure to do so) for and on behalf of the Holders of the Debentures.

SECTION 7.8.                        No Waiver of Subordination Provisions.

(a)           No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) permit the Company to borrow, repay and then reborrow any or all of the Senior Indebtedness; (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iv) release any Person liable in any manner for the collection of Senior Indebtedness; (v) exercise or refrain from exercising any rights against the Company and any other Person; and (vi) apply any sums received by them to Senior Indebtedness.

SECTION 7.9.                        Notice to Trustee.

(a)           The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provisions of this Article or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the

Debentures, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company, any holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 of the Base Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. Any notice required or permitted to be given to the Trustee by a holder of Senior Indebtedness or by any agent, trustee or representative thereof shall be in writing and shall be sufficient for every purpose hereunder if in writing and either (i) sent via facsimile to the Trustee, the receipt of which shall be confirmed via telephone, or (ii) mailed, first class postage prepaid, or sent by overnight carrier, to the Trustee addressed to its Corporate Trust Office or to any other address furnished in writing to such holder of Senior Indebtedness for such purpose by the Trustee.

(b)           Subject to the provisions of Section 601 of the Base Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor to establish that such notice has been given by a holder of Senior Indebtedness or a trustee, fiduciary or agent therefor).  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(c)           Notwithstanding anything else contained herein, no notice, request or other communication to or with the Trustee shall be deemed given unless received by a Responsible Officer at the Corporate Trust Office.

SECTION 7.10.                      Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601 of the Base Indenture, and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been apprised of the provisions of this Article.

SECTION 7.11.                      Trustee Not Fiduciary for Holders of Senior Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 7.12.                      Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.

(a)           The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder.

(b)           Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 of the Base Indenture.

SECTION 7.13.                      Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 7.11 hereof shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.1.                        Effectiveness.  This Sixth Supplemental Indenture will become effective upon its execution and delivery.

SECTION 8.2.                        Successors and Assigns.  All covenants and agreements in the Base Indenture, as supplemented and amended by this Sixth Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 8.3.                        Effect of Recitals.  The recitals contained herein and in the Debentures, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture or of the Debentures.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

SECTION 8.4.                        Ratification of Indenture; Conflicts.  The Base Indenture as supplemented by this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and this Sixth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.  To the extent permitted by applicable law and the Base Indenture, in the event of any conflicts between this Sixth Supplemental Indenture and the Base Indenture or the provisions set forth in the Debenture certificates, as the case may be, this Sixth Supplemental Indenture shall control.

SECTION 8.5.                        Governing Law.  This Sixth Supplemental Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 8.6.                        Jury Trial Waiver.  Each party hereto, and each Holder of any Debentures by acceptance thereof, hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with the Indenture.

SECTION 8.7.                        Severability.  If any provision of the Base Indenture, as supplemented and amended by this Sixth Supplemental Indenture, shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

SECTION 8.8.                        Counterparts.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.9.                        Amendments.  Notwithstanding anything to the contrary contained in the Base Indenture or this Sixth Supplemental Indenture, the consent of Holders of the Debentures shall not be required to effect any amendment required in order to make any changes to the Base Indenture or this Sixth Supplemental Indenture in order to conform the Base Indenture and this Sixth Supplemental Indenture to the description of the Debentures contained in the Prospectus, dated May 18, 2006, as supplemented by the Prospectus Supplement, dated May 3, 2007, relating to the Debentures.

SECTION 8.10.                      Tax Treatment.  The Company agrees, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal income tax purposes and all payments made thereunder as payments made in respect of indebtedness.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

THE ALLSTATE CORPORATION,
as Issuer

		By:	/s/ Steven C. Verney
Name: Steven C. Verney
Title: Treasurer

[SEAL]
Attest:

By:	/s/ Jennifer M. Hager

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, Calculation Agent and Paying Agent

		By:	/s/ Gary Dougherty
Name: Gary Dougherty
Title: Vice President

[SEAL]
Attest:

By:	/s/ Andrew Sinasky

SIXTH SUPPLEMENTAL INDENTURE

EXHIBIT A

FORM OF SECURITY CERTIFICATE REPRESENTING DEBENTURES

THE ALLSTATE CORPORATION

Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067

No. 1

CUSIP No. 020002 AV3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

The Allstate Corporation, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture, as defined on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Five-Hundred Million Dollars ($500,000,000) as may be revised from time to time on Schedule I hereto and all accrued and unpaid interest thereon on May 15, 2037, or if such day is not a Business Day, the following Business Day (the “Scheduled Maturity Date”) or any subsequent Interest Payment Date (as hereafter defined) to the extent set forth in the Indenture.  If that amount is not paid in full on the Scheduled Maturity Date or any subsequent Interest Payment Date, the remaining amount, if any, together with accrued and unpaid interest, will be due and payable on May 15, 2067, or if such day is not a Business Day, the following Business Day (the “Final Maturity Date”).

The Company further promises to pay interest on said principal sum from and including May 10, 2007, or from and including the most recent interest payment date on which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears

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on May 15 and November 15 of each year, commencing November 15, 2007, at the rate of 6.125% per annum (computed on the basis of a 360-day year comprised of twelve 30-day months) to but excluding May 15, 2017 (each such date, a “Semi-Annual Interest Payment Date”), and, from and including May 15, 2017, to pay interest on said outstanding principal sum quarterly (subject to deferral as set forth herein) in arrears on February 15, May 15, August 15, and November 15 of each year (each such date, a “Quarterly Interest Payment Date” and, together with the Semi-Annual Interest Payment Dates, each, an “Interest Payment Date”), commencing on August 15, 2037, at a floating annual rate equal to Three-Month LIBOR plus 1.935% (computed on the basis of a 360-day year and the actual number of days elapsed), until the principal hereof shall have become due and payable, plus Additional Interest, if any, subject to applicable law, until the principal hereof is paid or duly provided for or made available for payment.  Accrued interest that is not paid on the applicable Interest Payment Date, including interest deferred pursuant to Section 2.5 of the Sixth Supplemental Indenture, will bear Additional Interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date.  In the event that any Semi-Annual Interest Payment Date on which interest is payable on the Debentures is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and, in the case of payments on or prior to May 15, 2017, without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.  In the event that any Quarterly Interest Payment Date on which interest is payable on the Debentures is not a Business Day, then a payment of the interest payable on such date shall be postponed to the next succeeding day that is a Business Day, provided that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day, and interest will accrue to but excluding the date that interest is actually paid.  A “Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the Trustee, is closed for business, and, on or after May 15, 2017, a day which is not a London Banking Day.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the Debentures (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest installment, which shall be May 1 or November 1, as the case may be, immediately preceding such Interest Payment Date until May 15, 2017 (whether or not a Business Day), and the 15th day preceding the Relevant Interest Payment Date after May 15, 2017.  Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Debentures represented hereby (or one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

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So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time or from time to time during the term of the Debentures to defer payment of interest on the Debentures for one or more consecutive interest payment periods that do not exceed 10 successive years, during which Deferral Periods the Company shall have the right, subject to Sections 2.5 and 2.6 of the Sixth Supplemental Indenture, to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Deferral Period shall extend beyond the earlier of: (A) the Final Maturity Date, (B) the repayment or redemption in full of the Debentures, and (C) the date on which the Debentures become due and payable pursuant to Section 502 of the Base Indenture (as amended by Section 2.7(a)(i) of the Sixth Supplemental Indenture).  Upon the termination of any Deferral Period and upon the payment of all deferred interest then due, the Company may elect to begin a new Deferral Period, subject to the above requirements.  Deferred interest on the Security will bear interest at the then applicable interest rate, compounded on each Interest Payment Date, subject to applicable law.  Additional limitations may apply, pursuant to Section 3.2 of the Sixth Supplemental Indenture, if any Deferral Period lasts longer than one year.

So long as any Debentures remain outstanding, if the Company has given notice of its election to defer interest payments on the Debentures but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary of the Company to: (i) declare or pay any dividends or distributions, or redeem, purchase, acquire or make a liquidation payment with respect to any shares of the Company’s capital stock, (ii) make any payment of principal of, or interest or premium, if any, on or repay, purchase or redeem any debt securities of the Company that rank upon the Company’s liquidation on a parity with the Debentures (including the Debentures, the “Pari Passu Securties”), or junior in interest to the Debentures or (iii) make any payments under any guarantee issued by the Company of the securities of any Subsidiary if the guarantee ranks upon liquidation on a parity with or junior to the Debentures (other than: (a) any purchase, redemption or other acquisition of shares of the Company’s capital stock in connection with: (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors, (2) the satisfaction of the Company’s obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the applicable Deferral Period, (3) a dividend reinvestment or shareholder purchase plan, or (4) the issuance of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period, (b) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its Subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock, (c) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (f) any payment of

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current or deferred interest on Pari Passu Securities that is made pro rata to the amounts due on such Pari Passu Securities (including the Debentures); provided that such payments are made in accordance with Section 2.6(c) of the Sixth Supplemental Indenture to the extent it applies, and any payments of deferred interest on Pari Passu Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Pari Passu Securities; or (g) any payment of principal in respect of Pari Passu Securities having the same scheduled maturity date as the Debentures, as required under a provision of such other Pari Passu Securities that is substantially the same as the provisions in Section 2.2 of the Sixth Supplemental Indenture, and that is made on a pro rata basis among one or more series of Pari Passu Securities (including the Debentures) having such a provision.  In addition, if any Deferral Period lasts longer than one year, the restrictions on the Company’s ability to redeem or purchase any of its Qualifying APM Securities or any of its securities that on its bankruptcy or liquidation rank pari passu or junior to such Qualifying APM Securities will continue until the first anniversary of the date on which all deferred interest on the Debentures has been paid.

The Company shall give written notice of its election to begin or extend any Deferral Period, to the Trustee and the Holders of the Debentures at least one Business Day and not more than sixty Business Days before the next Interest Payment Date.  Notice of the Company’s election of a Deferral Period shall be given to the Trustee and each Holder of Debentures at such Holder’s address appearing in the Security Register by first-class mail, postage prepaid.

Payment of the principal of (and premium, if any) and interest on the Debentures will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at the bank account number as may be designated by the Person entitled thereto as specified in the Securities Register in writing not less than ten days before the relevant Interest Payment Date.

The indebtedness evidenced by this Global Certificate in respect of the Debentures is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness.  Each Holder of Debentures, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.  Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

The Company and, by acceptance of the Debentures or a beneficial interest in the Debentures, each Holder hereof and any person acquiring a beneficial interest herein, agree to treat the Debentures as indebtedness for United States federal, state and local tax purposes and all payments made thereunder as payments made in respect of indebtedness.

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Reference is hereby made to the further provisions of the Debentures set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, the Debentures represented by this Global Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 10, 2007

THE ALLSTATE CORPORATION,
as Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: May 10, 2007

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

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REVERSE OF GLOBAL CERTIFICATE

This Global Certificate is one of the Global Certificates in respect of a duly authorized issue of Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures of the Company (the “Debentures”), issued under a Subordinated Indenture, dated as of November 25, 1996 (the “Base Indenture”), between the Company and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee (the “Trustee”), as amended and supplemented by (i) the Third Supplemental Indenture, dated as of July 23, 1999 (the “Third Supplemental Indenture”), (ii) the Fourth Supplemental Indenture, dated as of June 12, 2000 (the “Fourth Supplemental Indenture”), and (iii) the Sixth Supplemental Indenture, dated as of May 10, 2007 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), between the Company and the Trustee, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

All terms used in this Global Certificate which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Debentures shall be redeemable at the option of the Company in accordance with the terms of the Indenture.  In particular, the Debentures are redeemable at the option of the Company (a) in whole or in part, at any time, prior to May 15, 2017, in cases not involving a Tax Event or Rating Agency Event, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the Redemption Date or (ii) the applicable Make-Whole Redemption Price; (b) in whole, but not in part, at any time prior to May 15, 2017, within 90 days following the occurrence and during the continuation of a Tax Event or a Rating Agency Event, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the Redemption Date or (ii) the applicable Make-Whole Redemption Price; and (c) in whole or in part, at any time on or after May 15, 2017, a Redemption Price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the Redemption Date; provided that if the Debentures are not redeemed in whole, the Company may not affect such redemption unless at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by the Company or any of its affiliates, remains outstanding after giving effect to such redemption.

No sinking fund is provided for the Debentures.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness on the Debentures upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the

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Securities, with the consent of the Holders of not less than a majority in principal amount of the Debentures to be affected by such supplemental indenture.  The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of Debentures shall be conclusive and binding upon such Holder and upon all future Holders of Debentures and of any Security Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon such Security Certificate.

As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Debentures at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the entire principal amount and all accrued but unpaid interest in respect of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that the payment of principal and interest (including any Additional Interest, subject to applicable law) on such Debentures shall remain subordinated to the extent provided in Article Seven of the Sixth Supplemental Indenture.

No reference herein to the Indenture and no provision of the Debentures or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on the Debentures at the times, place and rate or rates, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Debentures is registrable in the Securities Register, upon surrender of this Global Certificate for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Base Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities Certificates, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name the Debentures represented hereby are registered as the owner hereof for all purposes, whether or not the Debentures be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 in excess thereof.

THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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SCHEDULE I

SERIES B 6.125% FIXED-TO-FLOATING RATE
JUNIOR SUBORDINATED DEBENTURES DUE 2067

SCHEDULE OF PRINCIPAL AMOUNT REDUCTIONS

Principal amount of Debentures outstanding represented by this Global Certificate as of May 10, 2007: $500,000,000

Thereafter, the following decreases have been made:

Date of Redemption or Repurchase	Principal Amount Redeemed or Repurchased	Principal Amount Remaining	Notation Made by or on Behalf of the Trustee